EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-130082 on Form S-8 of CSB Bancorp, Inc. and in the Registration Statement on Form S-8 of The Commercial & Savings Bank of Millersburg Profit Sharing and 401(k) Savings Retirement Plan and Trust of our report dated February 28, 2007, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of CSB Bancorp, Inc. for the years ended December 31, 2006 and 2005.

/s/ S.R.SNODGRASS A.C.
S.R. SNODGRASS A.C.

Wexford, Pennsylvania
March 23, 2007

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